EXHIBIT 99.1

Investor Relations:

Kim Rogers

Hayden IR

(385) 831-7337

kim@haydenir.com

PCM REPORTS RECORD SECOND QUARTER 2019 RESULTS

ANNOUNCED PROPOSED MERGER WITH INSIGHT

Gross Profit Increased to a Record $91.0 million; Gross Margin Increased to a Q2 Record 16.6%

GAAP EPS (including M&A related charges) of $0.62; Non-GAAP EPS Increased 6% to $0.87

El Segundo, California — August 8, 2019 — PCM, Inc. (NASDAQ: PCMI), a leading technology solutions provider, today reported financial results for the second quarter and six months ended June 30, 2019.

Consolidated Financial Summary

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share data)	2019	2018	% Change	2019	2018	% Change
Net Sales	$548.3	$546.4	0%	$1,082.3	$1,089.3	(1)%
Gross Profit	91.0	90.4	1	174.1	174.0	0
Gross Profit Margin	16.6%	16.5%	10 bp	16.1%	16.0%	10 bp
SG&A Expenses	$78.1	$77.2	1	$152.8	$154.6	(1)
Operating Profit	12.9	13.2	(2)	21.3	19.4	10
Net Income	8.2	7.9	4	12.9	10.7	20
Non-GAAP Net Income	11.5	10.0	15	17.6	14.2	24

EBITDA	16.3	16.6	(2)	28.1	26.7	5
Adjusted EBITDA	20.6	19.0	8	33.8	30.0	13

Diluted Earnings Per Share	0.62	0.64	(3)	0.97	0.88	10
Adjusted Diluted Earnings Per Share	0.87	0.82	6	1.33	1.17	14

Frank Khulusi, Chairman and CEO of PCM, Inc., stated, “I am very pleased with our results for the second quarter as we saw sales growth in three of our four segments, with Commercial growing 5%, Canada growing 9% and UK growing 50% year over year, while improving our gross margin to second quarter record 16.6%. Additionally, sales of services accelerated in the quarter, with commercial service sales increasing 17% and Canada service sales growing 11%. These results benefited from our investments in advanced technologies, including cloud, security, hybrid data center and collaboration, as our capabilities in these and other areas have been resonating with our customers and vendors alike. Coupled with continued focus on tight expense management, we drove an 8% increase in adjusted EBITDA.”

Proposed Insight Merger Transaction

On June 24, 2019, PCM announced that it has entered into an agreement under which Insight Enterprises (Nasdaq: NSIT) will acquire PCM for $35 per share. The transaction is expected to close in the third quarter of 2019. The press release of the announcement can be accessed at investor.pcm.com under “Press Releases.” Due to the pending transaction, the Company will not host a conference call to discuss its second quarter results and is suspending guidance.

Khulusi concluded, “I am excited about the pending transaction with Insight and the value that it brings to shareholders of both companies. We are working together to expeditiously close the transaction, and currently expect it to close in the third quarter of 2019.”

1

Results of Operations

Second Quarter Segment Results Summary

Net Sales

	Three Months Ended June 30,
	2019		2018
	Net Sales	Percentage of Total Net Sales	Net Sales	Percentage of Total Net Sales	Dollar Change	Percent Change
Commercial	$431,339	79%	$410,950	75%	$20,389	5%
Public Sector	45,019	8	74,712	14	(29,693)	(40)
Canada	51,902	9	47,416	9	4,486	9
United Kingdom	20,238	4	13,512	2	6,726	50
Corporate & Other	(172)	—	(160)	—	(12)	8
Consolidated	$548,326	100%	$546,430	100%	$1,896	0

Consolidated net sales were $548.3 million in the three months ended June 30, 2019 compared to $546.4 million in the three months ended June 30, 2018, an increase of $1.9 million. Consolidated sales of services were $46.3 million in the three months ended June 30, 2019 compared to $42.9 million in the three months ended June 30, 2018, an increase of $3.4 million, or 8%, and represented 8% of consolidated net sales in each of the three months ended June 30, 2019 and 2018.

Commercial net sales were $431.3 million in the three months ended June 30, 2019 compared to $411.0 million in the three months ended June 30, 2018, an increase of $20.3 million, or 5%. Sales of services in our Commercial segment were $34.5 million in the three months ended June 30, 2019 compared to $29.4 million in the three months ended June 30, 2018, an increase of $5.1 million or 17%, and represented 8% and 7% of Commercial net sales in the three months ended June 30, 2019 and 2018, respectively. The increase in our Commercial segment net sales in the three months ended June 30, 2019 was primarily due to strong demand in the commercial business sector, partially offset by several specific, non-strategic customer deals that we elected not to pursue based on our focus on profitable growth.

Public Sector net sales were $45.0 million in the three months ended June 30, 2019 compared to $74.7 million in the three months ended June 30, 2018, a decrease of $29.7 million or 40%. Sales of services in our Public Sector segment were $2.3 million in the three months ended June 30, 2019 compared to $4.8 million in the three months ended June 30, 2018, a decrease of $2.5 million or 53%, and represented 5% and 6% of Public Sector net sales in the three months ended June 30, 2019 and 2018, respectively. The decrease in our Public Sector net sales in the three months ended June 30, 2019 compared to the same period in the prior year was primarily due to a 45% decrease in our state and local government and educational institution (“SLED”) business and a 24% decrease in our federal sales.

Canada net sales were $51.9 million in the three months ended June 30, 2019 compared to $47.4 million in the three months ended June 30, 2018, an increase of $4.5 million, or 10%. Sales of services in our Canada segment were $8.4 million in the three months ended June 30, 2019, compared to $7.5 million in the three months ended June 30, 2018, an increase of $0.9 million or 11%, and represented 16% of Canada net sales in each of the three months ended June 30, 2019 and 2018.

Our United Kingdom segment net sales were $20.2 million in the three months ended June 30, 2019 compared to $13.5 million in the three months ended June 30, 2018, an increase of $6.7 million, or 50%. Sales of services in our United Kingdom segment were $1.1 million in the three months ended June 30, 2019, compared to $1.2 million in the three months ended June 30, 2018, a decrease of $0.1 million or 9%, and represented 5% and 9% of United Kingdom net sales in the three months ended June 30, 2019 and 2018, respectively.

Gross Profit and Gross Profit Margin

Consolidated gross profit was $91.0 million in the three months ended June 30, 2019 compared to $90.4 million in the three months ended June 30, 2018, an increase of $0.6 million, or 1%. Consolidated gross profit margin increased to 16.6% in the three months ended June 30, 2019 from 16.5% in the same period last year.

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Selling, General & Administrative Expenses

Consolidated SG&A expenses were $78.1 million in the three months ended June 30, 2019 compared to $77.2 million in the three months ended June 30, 2018, an increase of $0.9 million. Consolidated SG&A expenses as a percentage of net sales increased to 14.2% in the three months ended June 30, 2019 from 14.1% in the same period of last year. The increase in consolidated SG&A expenses was primarily due to a $1.5 million increase in consulting and M&A related fees and a $0.6 million increase in telecommunication expenses, partially offset by a decrease in personnel costs of $0.8 million and a decrease in advertising costs of $0.7 million.

Operating Profit

Consolidated operating profit decreased by $0.3 million to $12.9 million in the three months ended June 30, 2019 compared to $13.2 million in the same period of prior year due to the increase in SG&A expenses discussed above.

Income Taxes

Income tax expense was $2.8 million in the three months ended June 30, 2019 compared to $3.1 million in the three months ended June 30, 2018. Our effective tax rate was 25.4% compared to 28.4% in the same period prior year, with the reduction in rate primarily due to increased excess tax benefits associated with stock-based compensation over the prior year.

Net Income

Net income for the three months ended June 30, 2019 was $8.2 million compared to $7.9 million for the three months ended June 30, 2018. Diluted earnings per share was $0.62 for the three months ended June 30, 2019 compared to $0.64 in the same period of the prior year.

Adjusted EPS

Non-GAAP EPS (adjusted EPS) was $0.87 for the three months ended June 30, 2019 compared to $0.82 for the three months ended June 30, 2018.

Consolidated Balance Sheet and Cash Flow

We had cash and cash equivalents of $6.8 million at June 30, 2019 compared to $6.0 million at December 31, 2018. We had $14.5 million of net cash provided by operating activities in the six months ended June 30, 2019 compared to $72.4 million in the six months ended June 30, 2018.

Accounts receivable at June 30, 2019 was $498.8 million, an increase of $35.3 million from December 31, 2018. Inventory at June 30, 2019 was $52.8 million, a decrease of $8.8 million from December 31, 2018. Accounts payable at June 30, 2019 was $377.9 million, an increase of $20.7 million from December 31, 2018.

Cash used in investing activities in the six months ended June 30, 2019 totaled $3.3 million compared to $2.5 million in the same period of last year. Investing activities in the six months ended June 30, 2019 and 2018 were primarily related to expenditures relating to investments in our IT infrastructure.

Outstanding borrowings under our line of credit was $77.1 million at June 30, 2019, a decrease of $11.3 million compared to $88.4 million at December 31, 2018 as a result of the cash flow generated from our earnings combined with $10 million received from a refinancing of one of our real estate properties.

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Sales Mix Summary

The following table sets forth our gross billed sales (net of returns) by major categories as a percentage of total gross billed sales (net of returns) for the periods presented, determined based upon our internal product code classifications:

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Y/Y Sales Growth	2019	2018	Y/Y Sales Growth
Software (1)	29%	30%	(10)%	27%	28%	(7)%
Notebooks and tablets	19	18	4	19	18	6
Desktops	9	8	7	9	8	5
Services	8	8	6	8	8	2
Networking	7	6	8	7	8	(7)
Display	5	5	(1)	5	5	3
Manufacturer service and warranties (1)	5	6	(32)	5	6	(19)
Accessories	4	4	5	4	4	7
Storage	3	4	(12)	4	3	2
Servers	2	2	13	2	2	(3)
Input Devices	2	2	(12)	2	2	0
Printers	2	2	(12)	2	2	(5)
Other (2)	5	5	(16)	6	6	(20)
Total	100%	100%		100%	100%

(1)	Software, including software licenses, maintenance and enterprise agreements, and manufacturer service and warranties are shown, for purposes of this table, on a gross sales billed to customers basis, net of returns and do not reflect the net down impact related to revenue recognition for sales of such products.
(2)	Other includes power, supplies, consumer electronics, memory, iPod/MP3 and miscellaneous other items.

Non-GAAP Measures

We are presenting earnings before interest, taxes, depreciation and amortization expenses (EBITDA), adjusted EBITDA and non-GAAP EPS (adjusted EPS), which are financial measures that are not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP. Adjusted EBITDA and adjusted EPS remove the effect of severance and restructuring related expenses related to our cost reduction initiatives and stock-based compensation, as well as uncommon, non-recurring or special items. Adjusted EPS also removes the effect of amortization of intangibles acquired in acquisitions. Depreciation and amortization expenses primarily represent an allocation to current expense of the cost of historical capital expenditures and for acquired intangible assets resulting from prior business acquisitions. EBITDA, adjusted EBITDA and adjusted EPS should be used in conjunction with other GAAP financial measures and are not presented as an alternative measure of operating results, as determined in accordance with GAAP. We believe that these non-GAAP financial measures allow a more meaningful comparison of our operating performance trends to both management and investors that is more indicative of our consolidated operating results across reporting periods. We believe that adjusted EBITDA and adjusted EPS provide a better understanding of our company’s operating performance and cash flows. A reconciliation of the non-GAAP consolidated financial measures is included in a table below.

About PCM, Inc.

PCM, Inc., through its wholly-owned subsidiaries, is a leading multi-vendor provider of technology solutions, including hardware, software and services to small, medium and enterprise businesses, state, local and federal governments and educational institutions across the United States, Canada and the UK. We generated net sales of approximately $2.2 billion in the twelve months ended June 30, 2019. For more information, please visit investor.pcm.com or call (310) 354-5600.

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Important Information and Where to Find It

PCM has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for a special meeting of the stockholders of PCM and has mailed the definitive proxy statement to its shareholders. At the special meeting, PCM’s shareholders will be asked to approve, among other things, a proposal for the adoption the Agreement and Plan of Merger, dated as of June 23, 2019, as it may be amended from time to time by and among PCM, Insight Enterprises, Inc., a Delaware corporation, which we refer to as Insight, and Trojan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Insight. PCM’S STOCKHOLDERS ARE URGED TO READ PCM’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE SPECIAL MEETING AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PCM, INSIGHT, AND THE PROPOSED TRANSACTION. Shareholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by PCM with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov), at PCM’s website or by writing to PCM’s Corporate Secretary at 1940 E. Mariposa Avenue, El Segundo, CA 90245.

Participants in Solicitation

PCM, Insight, and certain of their directors and executive officers may become or be deemed participants in the solicitation of proxies from PCM’s stockholders in connection with the matters discussed above. Additional information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of PCM’s stockholders in connection with the proposed transaction, and who have interests, whether as security holders, directors or employees of PCM or Insight or otherwise, which may be different from those of PCM’s stockholders generally, have been provided in the proxy statement and other materials filed with the SEC. Additional information regarding PCM’s directors’ and executive officers’ respective interests in PCM by security holdings or otherwise is set forth in PCM’s Definitive Proxy Statement filed with the SEC on July 26, 2019. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on July 26, 2019, and other relevant materials filed with the SEC regarding the proposed transaction.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding our expectations, hopes or intentions regarding the future, including but not limited to, the effect of the announcement or pendency of the proposed acquisition by Insight Enterprises of PCM on our business relationships, operating results, financial condition and business generally and expectations of financial performance, including opportunities or expectations for top or bottom line growth, including growth in sales, gross profits, gross margins, and earnings per share. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause our actual results to differ materially include without limitation risks and uncertainties related to the following: risks regarding our ability to complete the proposed acquisition by Insight in a timely manner or at all and the effects of any such delay or failure on our business, financial condition, operating results, financial condition or stock price; risks associated with limitations on our ability to pursue alternative transactions pursuant to the provisions of the merger agreement with Insight; our ability to attract and retain key employees; our loss of personnel to competitors; the misappropriation or unauthorized use of our proprietary or confidential information by competitors or others; our IT infrastructure; risks associated with cyber and data security including compliance with related regulatory requirements such as the European Union General Data Protection Regulation; availability of key vendor incentives and other vendor assistance; possible discontinuance of IT licenses or authorizations used to operate our business which are provided by vendors; the potential lack of availability of government funding applicable to our Public Sector business; our ability to receive expected returns on changes in our sales and services organizations or strategic investments, including without limit, investments in security, cloud, hybrid data center, advanced technology solutions and services, our call centers and our international expansion; the relationship between the number of our account executives and productivity; decreased sales related to any of our segments, including but not limited to, potential decreases in sales resulting from the loss of or a reduction in purchases from significant customers; increased competition, including, but not limited to, increased competition from direct sales by some of our largest vendors and increased pricing pressures which affect our pricing strategy in any given period; the effect of our pricing strategy on our operating results; potential decreases in sales related to changes in our vendors products; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; business and other conditions in Canada, the UK and Europe and the Asia Pacific region and the related effects on our Canadian, UK and our Asia-Pacific operations, including without limitation our executive management’s lack of experience operating in some of these markets; increased expenses, including, but not limited to, interest expense, foreign currency transaction gains/losses and other expenses which may increase as a result of future inflationary pressures; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; shifts in market demand or price erosion of owned inventory; other risks related to foreign currency fluctuations; warranties and indemnities we may be required to provide to third parties through our commercial and government contracts; litigation by or against us, including without limitation the litigation and other actions related to our En Pointe acquisition; and availability of financing, including availability under our existing credit lines. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” in Item 1A, Part II of our Form 10-Q for the period ended June 30, 2019, on file with the Securities and Exchange Commission, and in our other reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.

-Financial Tables Follow-

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PCM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$548,326	$546,430	$1,082,315	$1,089,262
Cost of goods sold	457,367	456,013	908,242	915,249
Gross profit	90,959	90,417	174,073	174,013
Selling, general and administrative expenses	78,090	77,222	152,777	154,576
Operating profit	12,869	13,195	21,296	19,437
Interest expense, net	2,293	2,315	4,582	4,777
Equity income from unconsolidated affiliate	425	129	698	304
Income before income taxes	11,001	11,009	17,412	14,964
Income tax expense	2,799	3,126	4,535	4,270
Net income	$8,202	$7,883	$12,877	$10,694

Basic and Diluted Earnings Per Common Share
Basic	$0.67	$0.66	$1.05	$0.90
Diluted	0.62	0.64	0.97	0.88

Weighted average number of common shares outstanding:
Basic	12,289	11,912	12,253	11,878
Diluted	13,242	12,259	13,211	12,145

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PCM, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
EBITDA(a)
Consolidated operating profit	$12,869	$13,195	$21,296	$19,437
Add: Consolidated depreciation expense	2,517	2,618	5,094	5,331
Consolidated amortization expense	441	690	999	1,582
Equity income from unconsolidated affiliate(b)	425	129	698	304
EBITDA	$16,252	$16,632	$28,087	$26,654

EBITDA Adjustments
M&A, related litigation and other costs and fees(c)	$2,787	$899	$3,590	$1,139
Stock-based compensation	770	760	1,570	1,432
Severance and restructuring related costs(d)	490	252	775	564
Legal settlement gain(e)	—	—	(516)	—
Foreign exchange loss (gain)	278	417	283	187
Total EBITDA adjustments	$4,325	$2,328	$5,702	$3,322

Adjusted EBITDA
EBITDA	$16,252	$16,632	$28,087	$26,654
Add: EBITDA Adjustments	4,325	2,328	5,702	3,322
Adjusted EBITDA	$20,577	$18,960	$33,789	$29,976

Net income
Income before income taxes	$11,001	$11,009	$17,412	$14,964
Less: Income tax expense	2,799	3,126	4,535	4,270
Net income	$8,202	$7,883	$12,877	$10,694

Income before income taxes	$11,001	$11,009	$17,412	$14,964
Add: EBITDA Adjustments	4,325	2,328	5,702	3,322
Amortization of purchased intangibles(f)	438	686	993	1,574
Adjusted income before income taxes	15,764	14,023	24,107	19,860
Less: Adjusted income tax expense(g)	4,272	3,997	6,533	5,660
Non-GAAP net income	$11,492	$10,026	$17,574	$14,200

Diluted earnings per share
GAAP diluted EPS	$0.62	$0.64	$0.97	$0.88
Non-GAAP diluted EPS	0.87	0.82	1.33	1.17

Diluted weighted average number of common shares outstanding	13,242	12,259	13,211	12,145

(a)	EBITDA — earnings from operations before interest, taxes, depreciation and amortization expenses.
(b)	Represents our equity income resulting from our 49% ownership interest in the NCE.
(c)	Includes costs and fees, including litigation, related to our M&A activity and other one-time consulting costs.
(d)	Includes employee severance related costs related to our cost reduction initiatives, lease vacancy costs and other restructuring related costs.
(e)	Relates to a gain resulting from a Canadian LCD class action settlement.
(f)	Includes amortization expense for acquisition-related intangible assets, which include trademarks, trade names, non-compete agreements and customer relationships.
(g)	The 2019 tax expense is based on our expected annual effective tax rate of 27.1%. Our actual effective tax rate for Q2 2019 was 25.4%. The 2018 tax expense utilized an effective tax rate of 28.9%.

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PCM, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share amounts and share data)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$6,835	$6,032
Accounts receivable, net of allowances of $1,730 and $1,714	498,827	463,487
Inventories	52,832	61,617
Prepaid expenses and other current assets	9,170	8,535
Total current assets	567,664	539,671
Property and equipment, net	68,062	69,286
Goodwill	87,397	87,226
Intangible assets, net	7,144	8,103
Deferred income taxes	1,384	1,483
Investment and other assets	44,252	15,181
Total assets	$775,903	$720,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$377,862	$357,212
Accrued expenses and other current liabilities	61,454	63,213
Deferred revenue	7,115	7,966
Line of credit	77,104	88,399
Notes payable — current	3,569	3,283
Total current liabilities	527,104	520,073
Notes payable	37,569	29,507
Other long-term liabilities	41,262	16,583
Deferred income taxes	2,424	1,894
Total liabilities	608,359	568,057
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 17,718,443 and 17,573,700 shares issued; 12,327,791 and 12,183,048 shares outstanding	18	18
Additional paid-in capital	139,597	138,703
Treasury stock, at cost: 5,390,652 shares	(38,536)	(38,536)
Accumulated other comprehensive loss	(433)	(1,313)
Retained earnings	66,898	54,021
Total stockholders’ equity	167,544	152,893
Total liabilities and stockholders’ equity	$775,903	$720,950

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PCM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities
Net income	$12,877	$10,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,093	6,913
Equity income from unconsolidated affiliate	(698)	(304)
Distribution from equity method investee	279	162
Provision for deferred income taxes	649	984
Non-cash stock-based compensation	1,570	1,432
Change in operating assets and liabilities:
Accounts receivable	(35,340)	(82,414)
Inventories	8,785	24,980
Prepaid expenses and other current assets	(635)	135
Other assets	3,986	1,571
Accounts payable	27,216	102,681
Accrued expenses and other current liabilities	(9,477)	1,247
Deferred revenue	(851)	4,291
Total adjustments	1,577	61,678
Net cash provided by operating activities	14,454	72,372
Cash Flows From Investing Activities
Purchases of property and equipment	(3,281)	(2,358)
Acquisition of Stack Technology	—	(166)
Net cash used in investing activities	(3,281)	(2,524)
Cash Flows From Financing Activities
Net payments under line of credit	(11,295)	(64,478)
Borrowing under note payable	10,000	—
Payments under notes payable	(1,656)	(1,638)
Change in book overdraft	(6,566)	1,952
Payments of earn-out liability	—	(2,199)
Payments of obligations under capital lease	(761)	(349)
Proceeds from stock issued under stock option plans	825	261
Payment for deferred financing costs	(108)	(43)
Payment of taxes related to net-settled stock awards	(1,504)	(450)
Net cash used in financing activities	(11,065)	(66,944)
Effect of foreign currency on cash flow	695	(514)
Net change in cash and cash equivalents	803	2,390
Cash and cash equivalents at beginning of the period	6,032	9,113
Cash and cash equivalents at end of the period	$6,835	$11,503
Supplemental Cash Flow Information
Interest paid	$4,382	$4,579
Income taxes paid (refund), net	8,578	(1,558)
Supplemental Non-Cash Investing and Financing Activities
Financed and accrued purchases of property and equipment	638	1,134

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